UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2006

             Epicus Communication Group, Inc., Inc.
      ----------------------------------------------------
     (Exact name of registrant as specified in its charter)


           Florida               333-71008          59-2564162
----------------------------  ----------------     ------------
(State or other jurisdiction  (Commission File    (IRS Employer
   of incorporation)              Number)       Identification No.)



       1750 Osceola Drive, West Palm Beach, Florida 33409
       --------------------------------------------------
       (Address of principal executive offices) (Zip Code)

 Registrant's telephone number, including area code: (561) 688-0440

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[  ]  Written  communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

[  ]  Soliciting  material  pursuant to Rule 14a-12 under the Exchange
      Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

In a move designed to continue increasing the operating cash available to grow the company's customer base, on January 31, 2006, the Board of Directors unanimously agreed to amend the revised convertible debenture agreement approved by the US Bankruptcy Court on September 30, 2004, and made effective by that same court on December 7, 2005 as follows:

1) The "fixed conversion rate" of the existing $5.2 million convertible debenture note is adjusted downward from $.15 per share to $.0625 per share.

2) The Company and the NIR Group, Inc., have reached an agreement to fund the company with additional capital on a monthly basis, beginning March/April 2006, on terms that are to be negotiated in good faith between the parties. Said funds will have a cap of $625,000 and are to be dedicated for marketing purposes.

3) One year interest relief for period 1-01-06 to 12-31-06 on the referenced existing Convertible Debenture Notes and the Redeemable Convertible Preferred. During the "interest abatement period" of 1-01-06 to 12-31-06, interest on the notes will not accrue or be charged to the Company in any manner.


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The  entire  above mentioned convertible debenture agreement  was included in the company's form 8K filed on December 14, 2005, and is included herein by reference.


                            SIGNATURE
                            ---------
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               EPICUS COMMUNICATION GROUP, INC.

Date: February 9, 2006
                               By: /s/ Mark Schaftlein
                                   ----------------------
                               Name: Mark Schaftlein
                               Title: CEO/Director


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Exhibit Index      Exhibit No. Description


99.1        October 4, 2005 Press Release



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